Exhibit 10.36

MASTER REORGANIZATION AGREEMENT

dated as of February    , 2021

by and among

each of the Parties set forth in the Preamble hereto

Schedules

Annex I	–	Addressees

Exhibits
Exhibit A	–	Amended and Restated Certificate of Incorporation of PubCo
Exhibit B	–	Form of Apria Healthcare Plan of Conversion
Exhibit C	–	Limited Liability Company Agreement of Apria Healthcare Group LLC
Exhibit D	–	Second Amended and Restated Limited Liability Company Agreement of Apria Holdings

MASTER REORGANIZATION AGREEMENT

This MASTER REORGANIZATION AGREEMENT, dated as of February , 2021 (this “Agreement”), is entered into by and among each of the following entities (each, a “Party”, and collectively, the “Parties”):

1.	Apria Inc., a Delaware corporation (“PubCo”);

2.	Apria Holdings LLC, a Delaware limited liability company (“Apria Holdings”);

3.	Apria Healthcare Group Inc., a Delaware corporation (“Apria Healthcare”);

4.	Apria MergerSub Inc., a Delaware corporation (“MergerSub”);

5.	BP Healthcare Holdings LLC, a Delaware limited liability company;

6.	The Class B and C Members (as defined below) party hereto.

R E C I T A L S

WHEREAS, (i) Pubco was formed pursuant to a Certificate of Incorporation which was filed with the office of the Secretary of State of the State of Delaware on March 22, 2018 and (ii) MergerSub was formed pursuant to a Certificate of Incorporation which was filed with the office of the Secretary of State of the State of Delaware on January 26, 2021; and

WHEREAS, Pubco has adopted the Amended and Restated Certificate of Incorporation of PubCo in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I

THE MERGERSUB AND APRIA HEALTHCARE MERGER

The transactions described in this Article I shall become effective at the Merger Effective Time (as defined below).

1.1 Merger. Upon the terms and subject to the conditions set forth in this Section 2.1, and in accordance with Section 251 of the Delaware General Corporation Law (the “DGCL”), at the Merger Effective Time, MergerSub shall merge with and into Apria Healthcare, whereupon the separate corporate existence of MergerSub shall cease, and Apria Healthcare shall be the surviving entity (such merger, the “Merger”). The Merger shall have the effects specified herein and in the DGCL. At the Merger Effective Time, all the property, rights, privileges, powers and franchises of MergerSub shall vest in Apria Healthcare, and all debts, liabilities and duties of MergerSub shall become the debts, liabilities and duties of Apria Healthcare.

(a) Certificate of Merger. Apria Healthcare shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at the time specified in such certificate of merger or, if no effective time is so specified, upon the filing of such certificate of merger with the Secretary of State of the State of Delaware (such time, the “Merger Effective Time”).

(b) Capital Stock and Interests. At the Merger Effective Time:

(i) all of the capital stock of MergerSub outstanding immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of any holder thereof or any Party, be converted into 100 duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share of Apria Healthcare as the surviving corporation in the Merger;

(ii) all of the capital stock of Apria Healthcare outstanding immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of any Party, be converted into the right to receive the number of shares of Pubco’s duly authorized, validly issued, fully paid and nonassessable common stock, par value $0.01 per share (“Pubco Common Stock”) set forth on Schedule 1.1(b)(ii); and

(iii) the Certificate of Incorporation and Bylaws of Apria Healthcare, each as in effect immediately prior to the Merger Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving corporation in the Merger.

ARTICLE II

THE APRIA HEALTHCARE CONVERSION

The transaction described in this Article II shall occur following the effectiveness of the transactions described in Article I and shall be effective at the time set forth in the Apria Healthcare Plan of Conversion (as defined below)(the “Apria Healthcare Conversion Effective Time”).

2.1 Conversion.

(a) At the Apria Healthcare Conversion Effective Time, Apria Healthcare shall convert to a Delaware limited liability company (“Apria Healthcare LLC”, and such conversion the “Apria Healthcare Conversion”), pursuant to a plan of conversion in the form attached hereto as Exhibit B (the “Apria Healthcare Plan of Conversion”). Apria Healthcare LLC is intended to be treated as a disregarded entity for U.S. federal income tax purposes.

(b) Upon the effectiveness of the Apria Healthcare Conversion: (i) the Certificate of Incorporation and Bylaws of Apria Healthcare, each as in effect immediately prior to the Apria Healthcare Conversion Effective Time, shall be replaced and superseded in their entirety by (A) the certificate of formation of Apria Healthcare LLC in the form attached to the Plan of Conversion and (B) the Limited Liability Company Agreement of Apria Healthcare LLC in the form attached hereto as Exhibit C (each of which is hereby approved and adopted by Apria Holdco LLC, a Delaware limited liability company (“Apria Holdco”)), (ii) all of the shares of capital stock of Apria Healthcare issued and outstanding immediately prior to the Apria Healthcare Conversion Effective Time shall be converted into all the limited liability company interests in Apria Healthcare LLC, (iii) Apria Holdco, as the sole stockholder of Apria Healthcare immediately prior to the Apria Healthcare Conversion Effective Time, shall be automatically admitted as the sole member of Apria Healthcare LLC owning 100% of the limited liability company interests in Apria Healthcare LLC and continue the business of Apria Healthcare without dissolution in the form of a Delaware limited liability company governed by such Limited Liability Company Agreement of Apria Healthcare LLC, and (iv) in accordance with Section 18-214(g) of the Delaware Limited Liability Company Act, Apria Healthcare LLC shall constitute a continuation of the existence of Apria Healthcare in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, Apria Healthcare LLC shall be deemed to be the same entity as Apria Healthcare.

(c) The parties intend that the transactions in Article I and Article II together constitute a reorganization within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended, of Apria Healthcare into Pubco and this Agreement shall constitute a plan of reorganization.

ARTICLE III

EXCHANGE OF APRIA HOLDINGS INTERESTS FOR SHARES OF PUBCO

The transactions described in this Article III shall occur in the order specified herein and be effective immediately following the effectiveness of the transaction described in Article II.

3.1 Apria Holdings Interests.

(a) Apria Holdings, in accordance with the terms and provisions of that certain Amended and Restated Limited Liability Company Agreement of Apria Holdings LLC, dated as of March 25, 2010 (the “Apria Holdings LLCA”), hereby distributes, assigns, transfers and conveys to each of the members of Apria Holdings set forth on Schedule 3.1(a) (the “Class B and C Members”) the number of shares of Pubco Common Stock set forth next to each such member’s name on Schedule 3.1(a) in complete redemption and cancellation of, and in exchange for, each such member’s entire Membership Interest (as defined in the Apria Holdings LLCA), and each such Class B and C Member hereby assigns, transfers and conveys to Apria Holdings such Class B and C Member’s entire Membership Interest in exchange for the number of shares of Pubco Common Stock set forth next to each such member’s name on Schedule 3.1(a), whereupon each such Membership Interest shall be cancelled as set forth in the books and records of Apria Holdings and such Class B and Class C Members shall thereupon cease to be members of Apria Holdings.

(b) Upon the effectiveness of the transactions set forth in Section 3.1(a) above, BP Healthcare, as the sole member of Apria Holdings, hereby approves and adopts the Second Amended and Restated Limited Liability Company Agreement of Apria Holdings in the form attached hereto as Exhibit D.

ARTICLE IV

ADMISSION OF ASSIGNEES

4.1 Admission of Assignees. With respect to each assignment, transfer, issuance, conveyance or distribution of capital stock, limited liability company or other ownership interests contemplated by this Agreement (the interests so assigned, transferred, issued, conveyed or distributed, collectively, the “Transferred Interests”), each of the Parties agrees that by virtue of executing and delivering this Agreement, each transferee, assignee or other new holder of such Transferred Interests (the “Assignees”) will become party to the relevant limited liability company agreements or other organizational documents, as the case may be (the “Organizational Documents”), of the issuer of the Transferred Interests (and in accordance with the applicable Organizational Documents, the relevant Assignees will be admitted as members or other similar ownership positions, as the case may be, under the applicable Organizational Documents), and notwithstanding anything to the contrary contained in any such Organizational Documents, the relevant Assignees hereby accept and agree to be bound by all of the terms and conditions of the applicable Organizational Documents. The books and records of each Assignee and issuer of Transferred Interests shall promptly be revised to reflect the transactions set forth in this Agreement.

4.2 Stock Power. To the extent permitted by applicable law, with respect to each transfer and distribution or contribution of capital stock or membership or limited liability company interests contemplated by this Agreement (the “Transferred Shares”), this Agreement constitutes an irrevocable stock or other interest power and power of attorney of the applicable transferor with respect such Transferred Shares, and such transferor hereby irrevocably appoints any officer of Pubco or Apria Holdings, as applicable, as its attorney-in-fact to cause the transfer and distribution or contribution of such Transferred Shares on the books and records of Pubco or Apria Holdings, as applicable, with full power of substitution and resubstitution in the premises. Upon receipt of this Agreement and at the applicable effective time set forth herein, the transfer and distribution or contribution of such Transferred Shares may be recorded on the books and records of Pubco or Apria Holdings, as applicable. A copy of this Agreement may be delivered to Pubco or Apria Holdings, as applicable, and, upon the delivery of this Agreement and the applicable effective time set forth herein, Pubco or Apria Holdings, as applicable, will have the power to effect any transfer and distribution or contribution of Transferred Shares as provided herein.

4.3 Amendments and Consents. To the extent that any of the provisions set forth herein constitute an amendment, or to give full effect to the transactions contemplated hereby any waiver or amendment is required to be given or made, to any Organizational Document, the Parties hereby agree that such Organizational Document is hereby amended to effectuate such transactions, and this Agreement shall constitute an amendment to such Organizational Document. Each Party hereby further agrees that whenever such Party’s consent is required with respect to all or any of the matters described herein, such Party hereby consents to such matter without any further action required.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Parties. Each Party represents and warrants as of the date hereof that:

(a) Authorization. The execution, delivery and performance of this Agreement by such Party and the consummation by such Party of the transactions contemplated hereby are within such Party’s corporate, limited liability company, limited partnership or, in the case of natural persons, actual, power and, subject to the receipt of applicable stockholder or member approval, have been duly authorized by all necessary action on the part of such Party. This Agreement has been duly executed and delivered by such Party and, assuming the due and valid execution and delivery of this Agreement by each of the other Parties, constitutes a legal, valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(b) No Conflicts. The execution, delivery and performance of this Agreement by such Party does not and will not (i) violate the certificate of formation, limited liability company agreement, limited partnership agreement, memorandum and articles of association or other similar organizational document of such Party, if any, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Party or (iii) result in any breach or creation of any lien or constitute any default under any contract, indenture, mortgage, lease, note or other agreement or instrument to which such Party is subject or is a party.

(c) Litigation; Government Approvals. No claim, legal action, suit, arbitration, governmental investigation, or other legal, judicial or administrative proceeding is pending or, to such Party’s knowledge, threatened against such Party which would reasonably be expected to prevent or delay the transactions contemplated hereby. No consent or approval of any governmental authority is or has been required on the part of such Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.1) set forth on Annex I.

6.2 Entire Agreement. This Agreement, together with the Schedules, Annexes, Exhibits, the other certificates, documents, instruments and writings referred to herein or delivered pursuant hereto constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. Each of the Parties acknowledges that no other Party, nor any agent or attorney of any other Party, has made any promise, representation or warranty whatsoever not contained herein, and that such Party has not executed or authorized the execution of this Agreement in reliance upon any such promise, representation or warranty not contained herein.

6.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns.

6.4 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable by any applicable law or public policy, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable so long as the legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any Party, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws, provisions or rules that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.6 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably with respect to this Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding or investigation or ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the Parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this

Agreement in any court other than the aforesaid courts. Each Party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such Party at such Party’s address referred to in Annex I. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any Party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 6.6(a); (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such Party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

(b) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such Party’s property, each such Party hereby irrevocably waives such immunity in respect of such Party’s obligations with respect to this Agreement.

(c) Each Party acknowledges that it is knowingly and voluntarily agreeing to the choice of Delaware law to govern this agreement and to the jurisdiction of Delaware courts in connection with proceedings brought hereunder. The Parties intend this to be an effective choice of Delaware law and an effective consent to jurisdiction and service of process under 6 Del. C. § 2708.

(d) Each Party, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the Parties or their respective affiliates pursuant to this Agreement or the other transaction documents in the negotiation, administration, performance or enforcement hereof or thereof.

6.7 Further Assurances. From time to time following the date hereof, at the request of any of the Parties and without further consideration, the other Parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action as such requesting party may reasonably request (and which is not specifically required hereby in another provision) in order to consummate more fully and effectively the transactions contemplated hereby.

6.8 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively, one instrument. This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

6.9 Injunctive Relief. The Parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its obligations hereunder in accordance with their specific terms or to otherwise comply with such obligations, including its failure to take all actions as are necessary on its part to consummate the transactions contemplated hereby, will cause irreparable injury to the other Parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the Parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any Party’s obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.

6.10 Interpretation. When a reference is made in this Agreement to a Section, Article, Schedule, Annex or Exhibit such reference shall be to a Section, Article, Schedule, Annex or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Schedule, Annex or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule, Annex or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Schedules, Annexes and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Any contract, instrument or law defined or referred to herein means such contract, instrument or law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to any law include references to any associated rules or regulations promulgated thereunder and any official guidance with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

APRIA, INC.

By:
Name: Title:

APRIA HOLDINGS LLC

By:
Name: Title:

APRIA HEALTHCARE GROUP INC.

By:
Name: Title:

APRIA MERGERSUB INC.

By:
Name: Title:

BP HEALTHCARE HOLDINGS LLC

By:
Name: Title:

CLASS B AND C MEMBERS:

Each of the members of the Apria Holdings set forth on Schedule 3.1(a) pursuant to the powers of attorney executed in favor of, and granted and delivered to the Chief Executive Officer of Apria Holdings

By:
Name: Title: